EXHIBIT 99.1

Inuvo to Host Fourth Quarter and Year-End 2010 Conference Call on March 2, 2011

CLEARWATER, FL February 16, 2011 --(BUSINESS WIRE)--Inuvo® (NYSE Amex: INUV) announced today that it will release its 2010 fourth quarter and year-end financial results after the close of trading on Wednesday, March 2, 2011.  Richard K. Howe, Chief Executive Officer, and Wally Ruiz, Chief Financial Officer, will host a conference call the same day at 5:00 p.m. Eastern Time to review these results.

Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com [1] where it will also be archived for 45 days. A telephone replay will be available through Wednesday, March 16, 2010.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international).  At the system prompt, enter the code 44697243 followed by the # sign. Playback will automatically begin.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online marketing services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics.  To find out more about how you can work with Inuvo [2], please visit http://www.inuvo.com [3].

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Contact

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com